ADMINISTRATION AGREEMENT
                            ------------------------

     AGREEMENT dated as of , 1998 between Clearbrook Investment Trust, a Delaware business trust (the "Trust"), and Countrywide Fund Services, Inc., an Ohio corporation ("Countrywide").

     WHEREAS, the Trust is an investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Trust wishes to employ the services of Countrywide to serve as its administrative agent; and

     WHEREAS, Countrywide wishes to provide such services under the conditions set forth below;

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained in this Agreement, the Trust and Countrywide agree as follows:

     1.   APPOINTMENT.
          ------------

          The Trust hereby appoints and employs Countrywide as agent to perform those services described in this Agreement for the Trust. Countrywide shall act under such appointment and perform the obligations thereof upon the terms and conditions hereinafter set forth.

     2.   DOCUMENTATION.
          --------------

          The Trust will furnish from time to time the following documents:

     A. Each resolution of the Board of Trustees of the Trust authorizing the original issue of its shares;

     B. Each Registration Statement filed with the Securities and Exchange Commission (the "SEC") and amendments thereof;

     C. A certified copy of each amendment to the Declaration of Trust and the Bylaws of the Trust;

     D.   Certified   copies  of  each  resolution  of  the  Board  of  Trustees authorizing officers to give instructions to Countrywide;

     E. Specimens of all new forms of share certificates accompanied by Board of Trustees' resolutions approving such forms;

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     F.   Such other  certificates,  documents or opinions which Countrywide and the Trust may jointly deem necessary or appropriate in the proper performance of its duties;

     G.   Copies of all Underwriting and Dealer Agreements in effect;

     H.   Copies of all Investment Advisory Agreements in effect; and

     I. Copies of all documents relating to special investment or withdrawal plans which are offered or may be offered in the future by the Trust and for which Countrywide is to act as plan agent.

     3.   TRUST ADMINISTRATION.
          ---------------------

                  Countrywide shall:

          Maintain Records

               o Maintain all books and records of the Trust as are required by applicable federal or state law;

          Coordinate Operational Activities

               o    Coordinate  with  and  monitor  services   provided  by  the
                    independent public accountants, outside attorneys and other third party providers;

               o Coordinate with the Trust's Custodian and monitor the custodial services provided to the Trust;

               o Schedule the Board of Trustees' Meetings and prepare the agenda and necessary materials;

          Perform Compliance and Reporting

               o Prepare and file post-effective amendments to the Trust's registration statement and other documents with the SEC and other federal and state regulatory authorities as may be required by applicable law;

               o    Prepare,  file and distribute  proxy  materials and periodic
                    reports  to   shareholders  of  the  Trust  as  required  by
                    applicable law;

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               o    Take such other  administrative  action with  respect to the
                    Trust as may be required by  applicable  law,  including the
                    rules  and   regulations  of  the  Securities  and  Exchange
                    Commission,   state   securities   commissions   and   other
                    regulatory authorities;

               o Establish and maintain procedures and perform activities to ensure compliance with applicable federal, state and IRS rules and regulations;

               o Prepare and file any and all new, and maintain all existing state "blue sky" compliance;

          Perform and Coordinate Audits

               o    Perform internal audits of the Trust's books and records;

               o Coordinate, organize and prepare the Trust's responses to SEC audits;

               o Coordinate and support the external audits performed by the Trust's independent public accountants;

               o Provide office facilities and appropriate administrative services to the SEC, independent public accountants, and if necessary other groups to perform audit activities;

          Support Other Activities

               o Provide the Trust with trained personnel to perform administrative and clerical functions and with necessary office space, telephones and other communications facilities;

               o Supervise and coordinate the typesetting and printing of the Trust's retirement plan documents;

               o    Coordinate   and   prepare   industry   and  rating   agency
                    questionnaires to include performance, distribution, and corporate developments.

     In addition, Countrywide shall provide personnel to serve as officers of the Trust if so elected by the Board of Trustees. The Trust shall reimburse Countrywide for the reasonable out-of-pocket expenses incurred by Countrywide personnel in attending Board of Trustees' meetings and shareholders' meetings of the Trust.

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     4.   RECORDKEEPING AND OTHER INFORMATION.
          ------------------------------------

          Countrywide shall create and maintain all records required by applicable laws, rules and regulations, including but not limited to records required by Section 31(a) of the 1940 Act and the rules thereunder, as the same may be amended from time to time, pertaining to the various functions performed by it and not otherwise created and maintained by another party pursuant to contract with the Trust. All such records shall be the property of the Trust at all times and shall be available for inspection and use by the Trust. Where applicable, such records shall be maintained by Countrywide for the periods and in the places required by Rule 31a-2 under the 1940 Act. Countrywide shall make available during regular business hours all records and other data created and maintained pursuant to this Agreement for reasonable audit and inspection by the Trust, any person retained by the Trust, or any regulatory agency having authority over the Trust.

     5.   FURTHER ACTIONS.
          ----------------

          Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

     6.   COMPENSATION.
          -------------

          For the performance of Countrywide's obligations under this Agreement, each series of the Trust shall pay Countrywide, on the first business day following the end of each month, a monthly fee at the annual rate of .15% of such series' average daily net assets up to $25 million; .125% of such assets from $25 to $50 million; and .10% of such assets in excess of $50 million; provided, however, that the minimum fee shall be $1,500 per month for each series.

     7.   COMPLIANCE WITH GOVERNMENTAL RULES AND REGULATIONS.
          ---------------------------------------------------

          The parties hereto acknowledge and agree that nothing contained herein shall be construed to require Countrywide to perform any services for the Trust which services could cause Countrywide to be deemed an "investment adviser" of the Trust within the meaning of Section 2(a)(20) of the 1940 Act or to supersede or contravene the Trust's prospectus or statement of additional information or any provisions of the 1940 Act and the rules thereunder. Except as otherwise provided in this Agreement and except for the accuracy of information furnished to it by Countrywide, the Trust assumes full responsibility for complying with all applicable requirements of the 1940 Act, the Securities Act of 1933, as amended, and any other laws, rules and regulations of governmental authorities having jurisdiction.

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     8.   CONFIDENTIALITY
          ---------------

          Countrywide agrees on behalf of itself and its employees and agents to treat confidentially all information relating to the Trust's business which is received by Countrywide during the course of rendering any service hereunder. Countrywide agrees on behalf of itself and its employees and agents to treat confidentially all records and other information relative to the Trust and its shareholders and shall not disclose to any other party, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where Countrywide may be exposed to civil or criminal contempt proceedings for failure to comply after being requested to divulge such information by duly constituted authorities.

     9.   REFERENCES TO COUNTRYWIDE.
          --------------------------

          The Trust shall not circulate any printed matter which contains any reference to Countrywide without the prior written approval of Countrywide, excepting solely such printed matter as merely identifies Countrywide as Administrative Services Agent, Transfer, Shareholder Servicing and Dividend Disbursing Agent and Accounting Services Agent. The Trust will submit printed matter requiring approval to Countrywide in draft form, allowing sufficient time for review by Countrywide and its counsel prior to any deadline for printing.

     10.  PERFORMANCE OF SERVICE: LIMITED LIABILITY AND INDEMNIFICATION.
          --------------------------------------------------------------

          A. Countrywide shall exercise reasonable care and act in good faith in the performance of its duties under this Agreement. Countrywide may rely on information, regarding the Trust, reasonably believed by it to be accurate and reliable. Except as may otherwise be required by the 1940 Act and the rules thereunder, neither Countrywide nor its shareholders, officers, directors, employees, agents, control persons or the affiliates of any thereof shall be subject to any liability for, or any damages, expenses or losses incurred by the Trust in connection with, any error of judgment, mistake of law, any act or omission connected with or arising out of any services rendered under or payments made pursuant to this Agreement or any other matter to which this Agreement relates, except for any refusal or failure to comply with the terms of this Agreement or by reason of willful misfeasance, bad faith or gross negligence on the part of any such persons in the performance of the duties of Countrywide under this Agreement or by reason of reckless disregard by any of such persons of the obligations and duties of Countrywide under this Agreement.

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          B.  Any  person,  even  though  also a  director,  officer,  employee, shareholder or agent of Countrywide, or any of its affiliates, who may be or become an officer, trustee, employee or agent of the Trust, shall be deemed, when rendering services to the Trust or acting on any business of the Trust, to be rendering such services to or acting solely as an officer, trustee, employee or agent of the Trust and not as a director, officer, employee, shareholder or agent of or one under the control or direction of Countrywide or any of its affiliates, even though paid by one of these entities.

          C. Notwithstanding any other provision of this Agreement, the Trust shall indemnify and hold harmless Countrywide, its directors, officers, employees, shareholders, agents, control persons and affiliates from and against any and all claims, demands, expenses and liabilities (whether with or without basis in fact or law) of any and every nature which Countrywide may sustain or incur or which may be asserted against Countrywide by any person by reason of, or as a result of any action taken or omitted to be taken by Countrywide in good faith in reliance upon any certificate, instrument, order or share certificate reasonably believed by it to be genuine and to be signed, countersigned or executed by any duly authorized person, upon the oral instructions or written instructions of an authorized person of the Trust or upon the opinion of legal counsel for the Trust. However, indemnification under this subparagraph shall not apply to actions or omissions of Countrywide or its directors, officers, employees, shareholders or agents in cases of its or their own gross negligence, willful misconduct, bad faith, or reckless disregard of its or their own duties hereunder. In the event of a mechanical breakdown or failure of communication or power supplies beyond its control, Countrywide shall take all reasonable steps to minimize service interruptions for any period that such interruption continues beyond Countrywide's control. Countrywide will make every reasonable effort to restore any lost or damaged data and correct any errors resulting from such a breakdown at the expense of Countrywide. Countrywide agrees that it shall, at all times, have reasonable contingency plans with appropriate parties, making reasonable provision for emergency use of electrical data processing equipment to the extent appropriate equipment is available. Representatives of the Trust shall be entitled to inspect Countrywide's premises and operating capabilities at any time during regular business hours of Countrywide, upon reasonable notice to Countrywide.

          D. In order that the indemnification provisions contained in this section shall apply, it is understood that in any case in which the Trust may be asked to indemnify or hold Countrywide harmless, the Trust shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that Countrywide will use

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all reasonable care to notify the Trust promptly  concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Trust.

          E. Countrywide shall indemnify and hold the Trust harmless from and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys' fees) which the Trust may sustain or incur or which may be asserted against the Trust by any person arising out of or attributed to any action taken or omitted to be taken by Countrywide as a result of Countrywide's refusal or failure to comply with the terms of this Agreement, or from its bad faith, gross negligence, or willful misconduct of Countrywide or any of its employees and agents.

     11.  TERMINATION
          -----------

          A. The provisions of this Agreement shall be effective on the date first above written, shall continue in effect for two years from that date and shall continue in force from year to year thereafter, but only so long as such continuance is approved a) by the Trust (1) by vote, cast in person at a meeting called for the purpose, of a majority of the Trust's trustees who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any such party, and (2) by vote of a majority of the Trust's Board of Trustees or a majority of the Trust's outstanding voting securities, and b) by Countrywide.

          B. Either party may terminate this Agreement on any date by giving the other party at least sixty (60) days' prior written notice of such termination specifying the date fixed therefor. Upon termination of this Agreement, the Trust shall pay to Countrywide such compensation as may be due, prorated, as of the date of such termination, and shall likewise reimburse Countrywide for any out-of-pocket expenses and disbursements reasonably incurred by Countrywide to such date, and otherwise subject to reimbursement hereunder. Termination of this Agreement pursuant to this Section 11 shall be without the payment of any penalty.

          C. In the event that in connection with the termination of this Agreement a successor to any of Countrywide's duties or responsibilities under this Agreement is designated by the Trust by written notice to Countrywide, Countrywide shall, promptly upon such termination and at the expense of the Trust, transfer all records maintained by Countrywide under this Agreement and shall cooperate in the transfer of such duties and responsibilities, including provision for assistance from Countrywide's knowledgeable personnel in the establishment of books, records and other data by such successor.

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     12.  SERVICES FOR OTHERS.
          --------------------

          Nothing in this Agreement shall prevent Countrywide or any affiliated person (as defined in the 1940 Act) of Countrywide from providing services for any other person, firm or corporation (including other investment companies); provided, however, that Countrywide expressly represents that it will undertake no activities which, in its judgment, will adversely affect the performance of its obligations to the Trust under this Agreement.

     13.  LIMITATION OF LIABILITY.
          ------------------------

          It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust, personally, but bind only the trust property of the Trust. The execution and delivery of this Agreement have been authorized by the Trustees of the Trust and signed by an authorized officer of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust.

     14.  SEVERABILITY.
          -------------

          In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of this Agreement, which shall continue to be in force.

     15.  QUESTIONS OF INTERPRETATION.
          ----------------------------

          This Agreement shall be governed by the laws of the State of Delaware. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC issued pursuant to said 1940 Act. In addition, where the effect of a requirement of the 1940 Act, reflected in any provision of this Agreement, is revised by rule, regulation or order of the SEC, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

     16.  NOTICES.
          --------

          All notices, requests, consents and other communications required or permitted under this Agreement shall be in writing (including telex and telegraphic communication) and

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shall be (as  elected  by the person  giving  such  notice)  hand  delivered  by
messenger  or  courier   service,   telecommunicated,   or  mailed  (airmail  if
international) by registered or certified mail (postage prepaid), return receipt requested, addressed to:

    To the Trust:        Clearbrook Investment Trust
                         8000 Towers Crescent Drive, Suite 1350
                         Vienna, Virginia 22182
                         Attention: David J. Ortiz

    To Countrywide:      Countrywide Fund Services, Inc.
                         312 Walnut Street, 21st Floor
                         Cincinnati, Ohio 45202
                         Attention: Robert G. Dorsey

or to such other address as any party may designate by notice complying with the terms of this Section 16. Each such notice shall be deemed delivered (a) on the date delivered if by personal delivery; (b) on the date telecommunicated if by telegraph; (c) on the date of transmission with confirmed answer back if by telex, telefax or other telegraphic method; and (d) on the date upon which the return receipt is signed or delivery is refused or the notice is designated by the postal authorities as not deliverable, as the case may be, if mailed.

     17.  AMENDMENT.
          ----------

          This Agreement may not be amended or modified except by a written agreement executed by both parties.

     18.  BINDING EFFECT.
          ---------------

          Each of the undersigned expressly warrants and represents that he has the full power and authority to sign this Agreement on behalf of the party indicated, and that his signature will operate to bind the party indicated to the foregoing terms.

     19.  COUNTERPARTS.
          -------------

          This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     20.  FORCE MAJEURE.
          --------------

          If Countrywide shall be delayed in its performance of services or prevented entirely or in part from performing services due to causes or events beyond its control, including and without limitation, acts of God, interruption of power or other utility, transportation or communication services, acts of civil or military authority, sabotages, national emergencies,

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explosion,  flood,  accident,  earthquake or other catastrophe,  fire, strike or other labor problems, legal action, present or future law, governmental order, rule or regulation, or shortages of suitable parts, materials, labor or transportation, such delay or non-performance shall be excused and a reasonable time for performance in connection with this Agreement shall be extended to include the period of such delay or non-performance. Countrywide shall take all
reasonable  steps  to  minimize  service   interruptions   and  have  reasonable
contingency plans with appropriate parties to address any periods that such interruptions continue beyond Countrywide's control.

     21.  MISCELLANEOUS.
          --------------

          The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.


                                        CLEARBROOK INVESTMENT TRUST

                                        By:
                                           -------------------------------
                                        Its: President


                                        COUNTRYWIDE FUND SERVICES, INC.

                                        By:
                                           -------------------------------
                                        Its: President

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